Exhibit 4.13

Execution Version

SERIES 2025-3 SUPPLEMENT

among

CENTERSQUARE ISSUER LLC,

CENTERSQUARE CO-ISSUER LLC

and

EACH OF THE ASSET ENTITIES PARTY HERETO FROM TIME TO TIME,

as Obligors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Indenture Trustee

dated as of August 21, 2025

Secured Data Center Revenue Notes, Series 2025-3

Schedule I	Closing Date Real Estate Asset Entities

i

SERIES 2025-3 SUPPLEMENT

THIS SERIES 2025-3 SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of August 21, 2025, is among Centersquare Issuer LLC, a Delaware limited liability company (the “ Issuer”), Centersquare Co-Issuer LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), Centersquare MSA Holdings LLC, a Delaware limited liability company and each of the Closing Date Real Estate Asset Entities listed on Schedule I hereto (collectively, the “Closing Date Real Estate Asset Entities”) and Centersquare Non-RE Asset Entity LLC, a Delaware limited liability company (the “Closing Date Non-RE Asset Entity” and, collectively with the Closing Date Real Estate Asset Entities, the “Closing Date Asset Entities”; the Closing Date Asset Entities together with any entity that becomes a party hereto after the date hereof as an “Additional Asset Entity”, the “Asset Entities”; the Asset Entities and the Co-Issuers, collectively, the “Obligors”) and Wilmington Trust, National Association, as indenture trustee and not in its individual capacity and any successor thereto in such capacity (the “Indenture Trustee”).

RECITALS

WHEREAS, the Obligors have entered into an Indenture, dated as of October 17, 2024 (as the same may be amended, supplemented or otherwise modified and in effect from time to time, the “Base Indenture”), between the Indenture Trustee and the Obligors;

WHEREAS, the Co-Issuers and the Asset Entities desire the Co-Issuers to issue $425,000,000 of Secured Data Center Revenue Notes, Series 2025-3, consisting of (i) $395,000,000 Secured Data Center Revenue Term Notes, Series 2025-3, Class A-2 Notes (the “Series 2025-3 Class A-2 Notes”) and (ii) $30,000,000 Secured Data Center Revenue Term Notes, Series 2025-3, Class B Notes (the “Series 2025-3 Class B Notes” and, together with the Series 2025-3 Class A-2 Notes, the “Series 2025-3 Notes”), pursuant to this Series Supplement to the Base Indenture;

WHEREAS, the Co-Issuers represent that they have duly authorized the issuance of the Series 2025-3 Notes;

WHEREAS, the Series 2025-3 Notes constitute “Notes” and a “Series” or “Series of Notes” as defined in the Base Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Base Indenture. All words and phrases defined in the Base Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:

“Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b).

“Base Indenture” shall have the meaning ascribed to it in the preamble hereto.

“Closing Date” shall mean August 21, 2025.

“Date of Issuance” shall mean, with respect to the Series 2025-3 Notes, August 21, 2025.

“Indenture” shall have the meaning ascribed to it in the preamble hereto.

“Initial Purchasers” shall mean TD Securities (USA) LLC, Scotia Capital (USA) Inc., BMO Capital Markets Corp. and Wells Fargo Securities, LLC.

“KBRA” shall mean Kroll Bond Rating Agency LLC.

“No Rating Agency Declination or Waiver Action” shall mean the obligation to obtain a Rating Agency Confirmation in connection with (i) the issuance of Additional Notes pursuant to Section 2.12(b) of the Base Indenture or (ii) amendments pursuant to Section 13.01 of the Base Indenture.

“Note Rate” shall, for each Class of the Series 2025-3 Notes, mean the rate per annum at which interest accrues on such Class set forth in Section 2.01(a).

“Offering Memorandum” shall mean the Offering Memorandum dated August 14, 2025, relating to the offering by the Co-Issuers of the Series 2025-3 Notes.

“Passive Bookrunner” shall mean Brookfield Securities LLC.

“Post-ARD Note Spread” shall, for each Class of the Series 2025-3 Notes, be the spread per annum set forth in Section 2.01(e).

“Prepayment Period” shall mean, in relation to the Series 2025-3 Class A-2 Notes, the period that commences on the Payment Date occurring in August 2028.

“Rated Final Payment Date” shall mean, in relation to the Series 2025-3 Notes, the meaning ascribed to it in Section 2.01(c).

“Rating Agency” shall mean, in relation to the Series 2025-3 Notes, KBRA and/or any other nationally recognized statistical rating organization then rating the Series 2025-3 Notes at the request of the Co-Issuers or the Manager, in each instance so long as such Rating Agency continues to rate the Series 2025-3 Notes.

“Rating Agency Confirmation” shall mean, in connection with any transaction or matter with respect to any Class of Series 2025-3 Notes, (i) notification in writing to each Rating Agency then rating such Class of Series 2025-3 Notes at least 10 Business Days’ (or such shorter period that is acceptable to the Rating Agency) prior to such transaction or matter or promptly thereafter if prior notice is not possible and (ii) notification in writing by each such Rating Agency (which may be in the form of e-mail, facsimile, press release, posting to its internet website or other such means then considered industry standard as determined by such Rating Agency) that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to such Class of Series 2025-3 Notes by such Rating Agency; provided that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency Declination is received, the requirement to receive a Rating Agency Confirmation from the Rating Agency with respect to such matter will not apply; provided, further, that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency (x) refuses to respond or otherwise does not respond to a request for Rating Agency Confirmation made in accordance with Section 15.26 of the Base Indenture or (y) has indicated that it is not the customary procedure of such Rating Agency to provide notification in writing that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to such Class of Series 2025-3 Notes by such Rating Agency, the requirement to receive such Rating Agency Confirmation shall be waived unless such Rating Agency’s refusal or failure to respond to the request is due to a commercial dispute between the Co-Issuers or their Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees. Notwithstanding any of the foregoing to the contrary, if (x) the Series 2025-3 Notes are rated by a Rating Agency other than KBRA, Rating Agency Confirmation will be deemed to have been obtained with respect to any transaction or matter if such Rating Agency provides the applicable notification in writing that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to the Series 2025-3 Notes by such Rating Agency, even if KBRA does not (so long as KBRA does not provide notification in writing that such transaction or matter will result in a downgrade, qualification or withdrawal of the then-current rating assigned to the Series 2025-3 Notes by KBRA), or (y) any other Series of Notes is rated by a Rating Agency other than KBRA, Rating Agency Confirmation will be deemed to have been obtained with respect to any transaction or matter if (i) such Rating Agency provides the applicable notification in writing that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to such Series of Notes by such Rating Agency, even if KBRA does not (so long as KBRA does not provide notification in writing that such transaction or matter will result in a downgrade, qualification or withdrawal of the then-current rating assigned to the Series 2025-3 Notes by KBRA), and (ii) such transaction or matter does not materially adversely affect the Series 2025-3 Notes as compared to such other Series of Notes.

“Rating Agency Declination” shall mean, with respect to any Rating Agency then rating any Class of Series 2025-3 Notes, (x) an indication by such Rating Agency, that is not the customary procedure of such Rating Agency to provide notification in writing that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to such Class of Series 2025-3 Notes by such Rating Agency or (y) a written waiver or acknowledgement from such Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought and received; provided that any Rating Agency’s refusal to provide Rating Agency Confirmation due to a commercial dispute between the Co-Issuers or their Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees, shall not constitute a Rating Agency Declination; provided, further, that if any Rating Agency shall publicly announce a policy, as a general matter, to no longer review requests for Rating Agency Confirmation, so long as such policy shall remain in effect, any party requesting Rating Agency Confirmation from such Rating Agency shall only be required to deliver written notice to such Rating Agency of any matter for which Rating Agency Confirmation would have been requested and such Rating Agency shall thereafter be deemed to have delivered a Rating Agency Declination with respect to such matter.

“Series 2025-3 Class A-2 Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series 2025-3 Class B Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series 2025-3 Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series Disposition Period Date” shall, for the Series 2025-3 Notes, have the meaning ascribed to it in Section 2.01(g).

“Targeted Amortization Amount” shall mean, as of each Payment Date with respect to each Class of Series 2025-3 Notes, $0.

Section 1.02     Rules of Construction. Unless the context otherwise requires:

(a)         a term has the meaning assigned to it;

(b)        an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)       “or” is not exclusive;

(d)       “including” means including without limitation;

(e)       words in the singular include the plural and words in the plural include the singular;

(f)        all references to “$” are to United States dollars unless otherwise stated;

(g)        any agreement, instrument or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns;

(h)       references to a Person are also to its permitted successors and assigns; and

(i)        the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Series Supplement, shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement, and Section, Schedule and Exhibit references are to this Series Supplement unless otherwise specified.

ARTICLE II

SERIES 2025-3 NOTE DETAILS; FORMS OF SERIES 2025-3 NOTES

Section 2.01 Series 2025-3 Note Details.

(a)      The aggregate principal amount of the Series 2025-3 Notes which may be initially authenticated and delivered under this Series Supplement shall be divided into Classes designated as “Class A-2” and “Class B” with the respective initial principal balances, Note Rates and ratings set forth below (except for Series 2025-3 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Base Indenture):

	Initial Class
	Principal	Note Principal		Note	Rating
Series/Class	Balance	Balance	Note Type	Rate	(KBRA)
Series 2025-3, Class A-2	$395,000,000	$395,000,000	Term Notes	5.000%	A- (sf)
Series 2025-3, Class B	$30,000,000	$30,000,000	Term Notes	5.400%	BBB- (sf)

(b)        The “Anticipated Repayment Date” for each Class of Series 2025-3 Notes is the Payment Date in August 2030.

(c)         The “Rated Final Payment Date” for each Class and Tranche of the Series 2025-3 Notes is the Payment Date in August 2055.

(d)        The first Payment Date on which payments of Accrued Note Interest shall be paid to the Noteholders of the Series 2025-3 Notes shall be the Payment Date in September 2025. The initial Interest Accrual Period for the Series 2025-3 Notes shall consist of 34 days.

(e)        The Post-ARD Note Spread for each Class and Tranche of Series 2025-3 Notes is the spread set forth below:

Series/Class	Post-ARD Note Spread
Series 2025-3, Class A-2	2.15%
Series 2025-3, Class B	2.60%

(f)        The Record Date for purposes of determining payments to the Noteholders of the Series 2025-3 Notes for the Payment Date in September 2025 shall be August 29, 2025.

(g)       The “Series Disposition Period Date” for the Series 2025-3 Notes is the Payment Date in August 2054.

Section 2.02     Delivery of Series 2025-3 Notes. Upon the execution and delivery of this Series Supplement on the Closing Date, the Co-Issuers shall execute and deliver the Series 2025-3 Notes to the Indenture Trustee, and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate the Series 2025-3 Notes and deliver the Series 2025-3 Notes to the Depositary. The Series 2025-3 Notes will be Book-Entry Notes.

Section 2.03     Forms of Series 2025-3 Notes. The Series 2025-3 Notes shall be in substantially the forms set forth in the Base Indenture, each with such variations, omissions and insertions as may be necessary.

Section 2.04     No Targeted Amortization Amounts. There will be no Targeted Amortization Amounts with respect to any Class of Series 2025-3 Notes.

Section 2.05     Additional Notes. In addition to the conditions set forth in Section 2.12(b) of the Base Indenture to issue any Additional Notes, so long as the Series 2025-3 Class B Notes are Outstanding, no new Tranche of Class B Notes may be issued that are senior in right of payment of interest or of principal to the Series 2025-3 Class B Notes.

Section 2.06     Funding of the Collection Account. On the Closing Date, the Obligors shall deposit into the Collection Account an amount equal to $11,339,020.

Section 2.07     Delivery of Liquidity Letter(s) of Credit / Funding of the Senior Note Interest and Expense Reserve Sub-Account. On the Closing Date, the Obligors shall deposit into the Senior Note Interest and Expense Reserve Sub-Account an additional amount equal to $10,093,132 such that the amount on the deposit therein will equal $42,217,500 (the “Required Senior Note Interest and Expense Reserve Amount”) (after giving effect to the issuance of the Series 2025-3 Notes), such that the sum of (x) the amount available to be drawn under any Liquidity Letters of Credit as of such date and (y) the amount on deposit in the Senior Note Interest and Expense Reserve Sub-Account as of such date will not be less than the Required Senior Note Interest and Expense Amount on the Closing Date (or will not be less than the Required Senior Note Interest and Expense Amount after giving effect to (i) the delivery of one or more Liquidity Letters of Credit on the Closing Date and (ii) any funds deposited into the Senior Note Interest and Expense Reserve Sub-Account on the Closing Date). $15,000,000 of Liquidity Letters of Credit have been issued, and $25,000,000 of Liquidity Letters of Credit (after giving effect to the issuance of an additional Letter of Credit (or an upsize to the existing Liquidity Letter of Credit) in an amount equal to $10,000,000 on the Closing Date, such that the aggregate principal balance of all Liquidity Letters of Credit as of the Closing Date will be $25,000,000) are expected to be outstanding as of the Closing Date.

Section 2.08     Funding of the Priority Expense Reserve Sub- Account. On the Closing Date, the Obligors shall deposit into the Priority Expense Reserve Sub-Account an additional amount on the Closing Date such that the amount on deposit therein will equal the amount of Priority Expenses anticipated to be payable during the portion of the Collection Period that ends on September 30, 2025 following the Closing Date, which additional amount is equal to $1,752,820.

Section 2.09     Funding of the Capital Expenditures Reserve Sub-Account. On the Closing Date, the Obligors shall have no obligation to deposit funds into the Capital Expenditures Reserve Sub-Account.

Section 2.10     Funding of the Forward Starting Contract Reserve Sub-Account. On the Closing Date, the Obligors shall deposit into the Forward Starting Contract Reserve Sub-Account an amount equal to $4,342,554 (such that the amount on deposit therein will equal $4,996,146.10).

Section 2.11     Funding of the Other Expense Reserve Sub-Account. On the Closing Date, the Obligors shall have no obligation to deposit funds into the Other Expense Reserve Sub-Account.

Section 2.12     No Prepayment Consideration. In addition to the circumstances set forth in Section 2.09(a) of the Indenture pursuant to which no Prepayment Consideration shall be payable with respect to prepayments of the Notes, no Prepayment Consideration shall be payable in connection with (x) prepayments of the Series 2025-3 Class A-2 Notes in an aggregate amount not to exceed 35.0% of the initial outstanding principal balance of the Series 2025-3 Class A-2 Notes made in connection with a Qualified Deleveraging Event and (y) prepayments of the Series 2025-3 Class B Notes in an aggregate amount not to exceed 35.0% of the initial outstanding principal balance of the Series 2025-3 Class B Notes made in connection with a Qualified Deleveraging Event.

Section 2.13     Equity Contributions. Notwithstanding anything to the contrary in the Indenture, the maximum Equity Contributions that may be included in Annualized Adjusted Net Operating Income pursuant to the definition thereof, shall not to exceed (x) for all Equity Contributions made in any single Collection Period, 10.0% of average Annualized Adjusted Net Operating Income over the four Collection Periods immediately preceding the relevant date of determination, (y) for all Equity Contributions made during any period of four consecutive Collection Periods, 15.0% of average Annualized Adjusted Net Operating Income over the twelve Collection Periods immediately preceding the relevant date of determination and (z) for all Equity Contributions made from the Initial Closing Date (as defined in the Indenture) to the latest Rated Final Payment Date with respect to any Series of Notes then Outstanding, 20.0% of average Annualized Adjusted Net Operating Income during the four Collection Periods immediately preceding the relevant date of determination.

ARTICLE III

GENERAL PROVISIONS

Section 3.01     Date of Execution. This Series Supplement for convenience and for the purpose of reference is dated as of August 21, 2025.

Section 3.02     Notices. Notices required to be given to KBRA by the Co-Issuers and/or the Asset Entities or the Indenture Trustee shall be mailed to Kroll Bond Rating Agency LLC, 805 Third Avenue, 29th Floor, New York, New York 10022.

Section 3.03    Governing Law; Jurisdiction; Waiver of Jury Trial. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES SUPPLEMENT. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.04     Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.05    Counterparts; Electronic Execution. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Series Supplement by telecopy, e-mail, pdf or any other electronic means (e.g. “pdf”, Docusign or “tif”) shall be effective as delivery of a manually executed counterpart of this Series Supplement. The words “delivery”, “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Series Supplement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Indenture Trustee, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

ARTICLE IV

APPLICABILITY OF INDENTURE

Section 4.01    Applicability. The provisions of the Base Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Base Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Base Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Obligors and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

CENTERSQUARE ISSUER LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

CENTERSQUARE CO-ISSUER LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

(Signature Page to Series 2025-3 Supplement)

9110-9180 COMMERCE CENTER CIRCLE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

580 WINTER STREET LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

1919 PARK AVENUE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

3 CORPORATE PLACE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

17836 GILLETTE AVENUE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

4450 DEAN LAKES BOULEVARD LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

(Signature Page to Series 2025-3 Supplement)

350 EAST CERMAK ROAD B LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

9310 FLORIDA PALM DRIVE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

45901 NOKES BOULEVARD LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

45845 NOKES BOULEVARD LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

115 2ND AVENUE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

8534 CONCORD CENTER DRIVE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

(Signature Page to Series 2025-3 Supplement)

375 RIVERSIDE PARKWAY A LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

12301 TUKWILA INTERNATIONAL BOULEVARD LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

3355 SOUTH 120TH PLACE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

2401 WALSH AVENUE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

2403 WALSH AVENUE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

1550 SPACE PARK DRIVE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

(Signature Page to Series 2025-3 Supplement)

22810-22860 INTERNATIONAL DRIVE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

8180 GREEN MEADOWS DRIVE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

6101 SOUTH 180TH STREET LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

CENTERSQUARE MSA HOLDINGS LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

CENTERSQUARE NON-RE ASSET ENTITY LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

2425 BUSSE ROAD LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

(Signature Page to Series 2025-3 Supplement)

300 JFK BOULEVARD EAST LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

22995 WILDER COURT LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

21110 RIDGETOP CIRCLE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

375 RIVERSIDE PARKWAY B LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

900 GUARDIANS WAY LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

21571 BEAUMEADE CIRCLE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

(Signature Page to Series 2025-3 Supplement)

4513 WESTERN AVENUE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

1301 W UNIVERSITY DRIVE LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

15 ENTERPRISE AVENUE N LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

486 ARSENAL WAY LLC

By:	/s/ Steven Cook
Name: Steven Cook
Title: Chief Financial Officer and Treasurer

(Signature Page to Series 2025-3 Supplement)

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Fazal-ur-Rehman
Name: Fazal-ur-Rehman
Title: Vice President

(Signature Page to Series 2025-3 Supplement)